UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2015
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Items 2.02 and 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 2.02 Results of Operations and Financial Condition
On December 9, 2015, Vera Bradley, Inc. issued an earnings press release for the quarterly period ended October 31, 2015. The press release, including attachments, is furnished as Exhibit 99.1 to this report.
Item 7.01 Regulation FD Disclosure
On December 8, 2015, the Company's Board of Directors authorized Company management to utilize up to $50 million of available cash to buy back the Company's own common shares through December 2017.
Under the share repurchase plan, the Company is authorized to repurchase, from time-to-time, outstanding common shares in the open market or in privately negotiated transactions. The timing and amount of share repurchases will be determined by the Company's management team based upon its evaluation of market conditions and other factors. The share repurchase plan may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common shares under the plan. The Company intends to make all repurchases and to administer the plan in accordance with applicable laws and regulatory guidelines, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated December 9, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: December 9, 2015	/s/ Kevin J. Sierks
Kevin J. Sierks Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 9, 2015